Exhibit 99.1

TEVET PROCESS CONTROL TECHNOLOGIES LTD.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2007

TEVET PROCESS CONTROL TECHNOLOGIES LTD.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2007

The accompanying notes are an integral part of the consolidated financial statements.

INDEPENDENT AUDITORS’ REPORT

TO THE SHAREHOLDERS OF

TEVET PROCESS CONTROL TECHNOLOGIES LTD.

We have audited the accompanying consolidated balance sheets of Tevet Process Control Technologies Ltd. (“the Company”) and its subsidiary as of December 31, 2007 and 2006, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s Board of Directors and management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards, including those prescribed by the Auditors’ regulations (Auditors’ Mode of Performance) - 1973. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Company’s Board of Directors and management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 2A, the Company’s financial statements do not reflect the effect of the treatment for stock based compensation as required by Israeli Accounting Standard No. 24.

In our opinion, except for the matter mentioned above, the aforementioned consolidated financial statements, present fairly, in all material respects, the financial position of the Company and its subsidiary as of December 31, 2007 and 2006 and the results of their operations, changes in shareholders’ equity and cash flows for the years then ended, in conformity with generally accepted accounting principles in Israel.

As explained in Note 2C, the financial statements have been presented in U.S. dollars.

Without qualifying our opinion, we draw attention to Note 1B to the financial statements which indicates that the Company incurred a net loss of $2,483,627 and negative cash flows from operations of $2,261,099 during the year ended December 31, 2007. These conditions, along with other matters as set forth in Note 1B, indicate the existence of a material uncertainty which may cause substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of the uncertainty.

Brightman Almagor Zohar & Co.

Certified Public Accountants

Tel Aviv, Israel

July 30, 2008

The accompanying notes are an integral part of the consolidated financial statements.

TEVET PROCESS CONTROL TECHNOLOGIES LTD.

CONSOLIDATED BALANCE SHEETS

(In U.S. dollars)

	(unaudited) March 31,		December 31,
	2008	Note	2007	2006
ASSETS
CURRENT ASSETS
Cash and cash equivalents	232,486		720,275	1,151,222
Short-term bank deposits	264,358		464,358	139,040
Trade accounts receivable	306,807		142,438	793,070
Other current assets	81,470	3	85,049	168,356
Inventories	335,315		435,315	386,119

Total current assets	1,220,436		1,847,435	2,637,807
FINISHED GOODS USED IN OPERATIONS	5,924	2F	5,924	12,387
LONG-TERM DEPOSITS	12,878		12,878	19,333
PROPERTY AND EQUIPMENT, NET	280,483	4	276,765	302,462

	1,519,721		2,143,002	2,971,989

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Trade accounts payable	—		266,234	466,833
Deferred revenue	357,189		109,414	—
Current maturities on long-term loan	376,300	6	481,208	466,016
Other current liabilities	252,433	5	387,285	872,260

Total current liabilities	985,922		1,244,141	1,805,109
LONG-TERM LIABILITIES
Long term loan, net of current maturities	—	6	—	481,208
Liability for severance pay, net	31,717	7	31,717	40,414

			31,717	521,622
COMMITMENTS AND CONTINGENT LIABILITIES		8
SHAREHOLDERS’ EQUITY	502,082	9	867,144	645,258

	1,519,721		2,143,002	2,971,989

July 30, 2008
Date of approval	Ofer Du-Nour - Director and CEO

The accompanying notes are an integral part of the consolidated financial statements.

TEVET PROCESS CONTROL TECHNOLOGIES LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In U.S. dollars)

	(unaudited) Three Months ended March 31,			Year ended December 31,
	2008	2007	Note	2007	2006
Sales	514,437	244,898		1,902,580	3,000,758
Cost of sales	196,544	202,310		941,858	1,189,440

Gross profit	317,893	42,588		960,722	1,811,318
Operating costs and expenses:
Research and development expenses, net	375,524	424,930	10	1,385,458	1,039,285
Marketing expenses	118,367	301,624	11	1,030,020	1,395,992
General and administrative expenses	189,064	141,852	12	900,273	767,112

Total operating costs and expenses	682,955	868,406		3,315,751	3,202,389

Operating loss before financing expenses, net	(365,062)	(825,818)		(2,355,029)	(1,391,071)
Financing expenses, net	—	(33,693)		(128,598)	(151,457)

Net loss for the year	(365,062)	(859,511)		(2,483,627)	(1,542,528)

The accompanying notes are an integral part of the consolidated financial statements.

TEVET PROCESS CONTROL TECHNOLOGIES LTD.

STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(In U.S. dollars)

	Share capital	Additional paid in capital	Accumulated deficit	Total
Balance - January 1, 2006	198,779	10,801,505	(8,911,376)	2,088,908
Warrants granted to third party	—	98,878	—	98,878
Net loss for the year	—	—	(1,542,528)	(1,542,528)

Balance - December 31, 2006	198,779	10,900,383	(10,453,904)	645,258
Conversion of share capital to non par value shares	(198,779)	198,779	—	—
Series AA preferred shares issuance in May 2007 (net of issuance expenses of $44,415)	—	2,705,513	—	2,705,513
Net loss for the year	—	—	(2,483,627)	(2,483,627)

Balance - December 31, 2007	—	13,804,675	(12,937,531)	867,144
Net loss for the three-months (unaudited)	—	—	(365,062)	(365,062)

Balance - March 31, 2008 (unaudited)	—	13,804,675	(13,302,593)	502,082

The accompanying notes are an integral part of the consolidated financial statements.

TEVET PROCESS CONTROL TECHNOLOGIES LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. dollars)

	(unaudited) Three Months ended March 31,		Year ended December 31,
	2008	2007	2007	2006
CASH FLOWS - OPERATING ACTIVITIES
Net loss for the year	(365,062)	(859,511)	(2,483,627)	(1,542,528)
Adjustments to reconcile net loss to net cash used in operating activities (Appendix A)	(217,819)	246,912	222,528	140,704

Net cash provided by (used in) operating activities	582,881	612,599	(2,261,099)	(1,401,824)
CASH FLOWS - INVESTING ACTIVITIES
Additions to property and equipment	—	—	(50,043)	(29,422)
Increase in short-term bank deposits	200,000	4,533	(325,318)	(139,040)

Net cash provided by (used in) investing activities	200,000	4,533	(375,361)	(168,462)
CASH FLOWS - FINANCING ACTIVITIES
Issuance of shares, net	—	—	2,705,513	—
Receipt of long-term loan	—	—	—	1,416,236
Repayment of long-term loan	(104,908)	(188,243)	(500,000)	(403,745)

Net cash provided by (used in) financing activities	(104,908)	(188,243)	2,205,513	1,012,491

Decrease in cash and cash equivalents	(487,789)	(796,309)	(430,947)	(557,795)
Cash and cash equivalents - beginning of year	720,275	1,151,222	1,151,222	1,709,017

Cash and cash equivalents - end of year	232,486	354,913	720,275	1,151,222

The accompanying notes are an integral part of the consolidated financial statements.

TEVET PROCESS CONTROL TECHNOLOGIES LTD.

APPENDIX TO CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. dollars)

	Year ended December 31,
	2007	2006
A. Adjustments to reconcile net loss to net cash used in operating activities
Expenses not involving cash flows:
Depreciation and amortization	75,740	74,313
Decrease in liability for severance pay, net	(8,697)	(11,129)
Interest due to long-term loan	(5,179)	10,357
Non-cash interest expenses on long-term loan	33,984	33,611
Changes in operating assets and liabilities:
Decrease (increase) in trade account receivable	650,632	(481,265)
Decrease (increase) in other current assets	83,307	(39,232)
Decrease in long-term deposits	6,455	66,078
Increase in inventories and finished goods used in operations	(42,733)	(145,580)
Increase in deferred revenues	109,414	—
Increase (decrease) in trade accounts payable and other current liabilities	(680,395)	633,551

	222,528	140,704

The accompanying notes are an integral part of the consolidated financial statements.

TEVET PROCESS CONTROL TECHNOLOGIES LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF BUSINESS AND GENERAL

A.	Description of business

Tevet Process Control Technologies Ltd. (“the Company”), was founded and commenced operations in March 1999. The Company is engaged in developing, producing and marketing of products in the field of semiconductors.

In February 2002, the Company incorporated a wholly owned U.S. subsidiary, Tevet Process Control Technologies Inc. (the “Subsidiary”), a Delaware corporation, which is engaged in marketing, sales, and limited customer support of the Company’s products in the U.S. as well as other markets outside of Israel.

B.	Risk factors

The Company has a limited operating history and faces a number of risks, including uncertainties regarding demand and market acceptance of the Company’s product, the effects of technological change, competition and the development of new products. Additionally, other risk factors exist such as the nature of the Company’s distribution channels, ability to manage growth, loss of key personnel and the effect of planned expansion of operations on the future results of the Company.

The financial statements of the Company for the year ended December 31, 2007, reflect a net loss in the amount of $2,483,627 and negative cash flows from operating activities in the amount of $2,261,099.

The Company anticipates that it will continue to incur significant operating costs and losses in connection with developing and marketing of its products and with increased business development and marketing efforts.

Those conditions indicate the existence of a substantial uncertainty, which may cause significant doubt about the Company’s ability to continue as a going concern.

On May 19, 2008, the Company sold its assets and liabilities in consideration of $3,525,000 cash payment less some of the Company’s liabilities, as agreed. As part of the agreement, the Company will deposit $528,750 in escrow to secure the Company’s obligations. Those will be distributed in accordance to the terms of the escrow agreement.

TEVET PROCESS CONTROL TECHNOLOGIES LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies followed in the preparation of the financial statements, which are consistent with those of prior years, are as follows:

A.	Stock based compensation

The Company’s financial statements do not reflect the effect of the treatment for stock based compensation as required by Accounting Standard No. 24.

B.	Use of estimates in preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

C.	Cash and cash equivalents

Cash and cash equivalents consist of cash and demand deposits in banks and highly liquid investments with original maturities of less than three months.

D.	Property and equipment

Property and equipment are presented at cost, net of participation by the Israeli Office of the Chief Scientist (“OCS”) and less accumulated depreciation and amortization. Depreciation and amortization are calculated based on the straight-line method over the estimated useful lives of the related assets or terms of the related leases, as follows:

%
Machinery and Equipment	6-15
Computers	33

E.	Revenue recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectibility is probable. Sales arrangements with specific acceptance terms are not recognized until the customer has confirmed that the product has been accepted.

Service revenues include post-contract customer support. Software maintenance agreements provide technical support on an if-and-when-available basis. Post-contract customer support revenues are recognized ratably over the term of the support period (generally one year) and other service revenues are recognized as the related services are provided.

F.	Research and development costs

Research and development costs, net of participation by the Israeli Office of the Chief Scientist (“OCS”), are charged to operations as incurred.

TEVET PROCESS CONTROL TECHNOLOGIES LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Cont.)

G.	Income taxes

Deferred tax assets in respect of carryforward losses and temporary differences are recognized when their future realization is probable. Due to the uncertainty regarding future taxable income, deferred income tax assets in respect of tax loss carryforwards and deductible temporary differences were not recorded in the financial statements.

H.	Fair value of financial instruments

The Company’s financial instruments include mainly non-derivative assets (cash and cash equivalents, short term deposits, trade accounts receivable and other current assets) and non-derivative liabilities. Due to the nature of these instruments their fair values approximate the amounts presented in the financial statements.

I.	Exchange rates and linkage basis

Balances denominated in, or linked to currencies other than the dollar are presented according to the representative exchange rates published by the Bank of Israel as of the balance sheet date.

Balances which are linked to the Israeli Consumer Price Index (“CPI”) are presented on the basis of the index in respect of December (i.e., the first index published subsequent to the balance sheet date), based on the terms of the applicable transactions.

Exchange rate of linkage differences are charged to operations as incurred.

Data in respect of the NIS/dollar exchange rate and the CPI are as follows:

	Representative exchange rate of the dollar	CPI in respect of December
	(NIS per $1)	(in points)
As of:
March 31, 2008	3.553	Not available
December 31, 2007	3.846	106.4
December 31, 2006	4.225	102.9

	%	%
Change during:
Three months ended March 31, 2008	(7.6)	—
Year ended December 31, 2007	(8.9)	3.4
Year ended December 31, 2006	(8.2)	(0.1)

TEVET PROCESS CONTROL TECHNOLOGIES LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - OTHER CURRENT ASSETS

	(unaudited) March 31,	December 31,
	2008	2007	2006
	$	$	$
Government of Israel (VAT refundable and other)	4,249	9,291	90,081
Office of the Chief Scientist	60,385	22,956	49,432
Other	16,836	52,802	28,843

	81,470	85,049	168,356

NOTE 4 - PROPERTY AND EQUIPMENT

A.	Composition:

	(unaudited) March 31,	December 31,
	2008	2007	2006
	$	$	$
Cost:
Laboratory equipment	129,261	182,567	180,492
Leasehold improvements	304,312	313,733	313,733
Computers and software	199,672	217,146	171,328
Furniture and office equipment	64,896	65,354	63,204

	698,141	778,800	728,757
Accumulated depreciation and amortization:
Laboratory equipment	110,122	154,858	141,261
Leasehold improvements	149,474	149,654	126,642
Computers and software	145,473	164,518	130,367
Furniture and office equipment	12,589	33,005	27,223

	417,658	502,035	425,493
Grants received from the OCS, net	—	—	(802)

	280,483	276,765	302,462

NOTE 5 - OTHER CURRENT LIABILITIES

	(unaudited) March 31,	December 31,
	2008	2007	2006
	$	$	$
Employees and related institutions	67,993	175,397	285,889
Accrued vacation	173,625	147,579	169,139
Accrued warranty	10,825	10,000	20,000
Accrued expenses	—	54,309	397,232

	252,433	387,285	872,260

TEVET PROCESS CONTROL TECHNOLOGIES LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - LONG-TERM LOAN

A.	Composition:

	(unaudited) March 31,	December 31,
	2008	2007	2006
	$	$	$
Long- term loan	—	—	1,012,491
Less - current maturities on long-term loan	—	—	(500,000)
Less - long term prepaid finance expenses derived from warrant granted	—	—	(31,283)

	—	—	481,208

Current maturity of long - term loan	407,783	512,491	500,000
Less -short term prepaid finance expenses derived from warrant granted	(31,483)	(31,283)	(33,984)

Total current maturity of long-term loan, net	376,300	481,208	466,016

B.	General:

In November 2005, the Company signed a loan agreement with European Venture II Leveraged Venture Leasing Company Limited (the “Lender”). The loan in the amount of $1,500,000 was received in January 2006. The loan is denominated in U.S. dollars and bears annual interest of 12.5% and will be repaid in 36 equal installments. Amount of approximately $84 thousand was reduced from the loan in advance.

Within the framework of the agreement, the Company registered a fixed, as well as, a floating lien on its assets, liabilities and rights of any kind, possessed by the company, including intangible assets.

In addition, the Company granted the Lender, at no additional consideration, with a warrant to purchase 1,899,032 Company’s D preferred shares NIS 0.01 par value at an exercise price of $0.11 per share. These warrants expire in January 2015 and may be exercised on the earlier of (a) the nine year anniversary of the grant date; (b) the consummation of an initial public offering or (c) the closing of a merger or sale event.

During the recapitalization of the Company’s shares in May 2007 (See Note 9A) the existing D warrant was cancelled and in line of such cancellation, the lender received a warrant to purchase 190,855 ordinary shares with no par value, at an exercise price of $1.00311 per share. All other terms of the cancelled D warrant remain the same.

TEVET PROCESS CONTROL TECHNOLOGIES LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - LIABILITY FOR SEVERANCE PAY, NET

The Company’s liability for severance pay is calculated in accordance with Israeli law based on the most recent salary paid to employees and the length of employment in the Company. Part of the liability is funded through individual insurance policies purchased from outside insurance companies, which are not under the Company’s control. The balance presented in liability for severance pay, net, represents the unfunded portion.

NOTE 8 - COMMITMENTS AND CONTINGENT LIABILITIES

A.	In February 1999, the development project of the Company was approved by the Government of Israel, through the Office of the Chief Scientist (“OCS”) under the technological incubator program. Pursuant to such program, the OCS participated in 85% of an approved project for a period of two years ended October 2000.

In addition, in May 2000, the Company received an approval from the OCS for its participation in research and development costs of the Company based on budgets approved by the OCS, subject to the fulfillment of specified milestones.

As of December 31, 2007, the Company has received OCS participation totaling approximately $305 thousand.

The Company is obligated to pay the Government of Israel royalties of 3% on the sales of products in respect, of which, the Government has participated in research and development costs. Such payments are not to exceed the amount originally received from the Government, linked to the dollar. As of December 31, 2007, the Company paid royalties in the total amount of $270 thousand and accrued expenses in the amount of $31 thousand.

B.	In January 2001, another budget was approved by the OCS for 50% participation in the research and development of testing Beta Site units of specific applications. According to the commitment with the OCS, the Company will be obligated to pay royalties of between 3% - 3.5% of the sales deriving from the research and development financed by the OCS up to the amount originally received from the Government, linked to the dollar, and bearing annual interest at Libor rate.

As of December 31, 2007, the Company has received OCS participation totaling approximately $240 thousand.

C.	In May 2005, the Company received an additional approval from the OCS for its participation in research and development costs of the Company up to 60% of the total approved budget of approximately $760 thousand (NIS 3,500 thousand). The budget is for a period of fourteen months, commencing December 2005 and ending February 2007. As of December 31, 2007, the Company completed the approved budget and received total of $404 thousand as participation from the OCS. According to the terms of the approval, the Company will be obligated to pay royalties of the sales deriving from the products, which research and development costs were financed by the OCS, up to the amount originally received from the Government.

TEVET PROCESS CONTROL TECHNOLOGIES LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - COMMITMENTS AND CONTINGENT LIABILITIES (Cont.)

D.	In June 2007, the Company received an additional approval from the OCS for its participation in research and development costs of the Company up to 50% of the total approved budget of approximately $933 thousand (NIS 3,800 thousand). The budget is for a period of one year, commencing June 2007 and ending May 2008. As of December 31, 2007, the Company received total of $138 thousand as participation from the OCS. According to the terms of the approval, the Company will be obligated to pay royalties of the sales deriving from the products, which research and development costs were financed by the OCS, up to the amount originally received from the Government.

E.	The Company also participates in the MAGNET Program, in the OCS for 50% participation in the research and development costs of the Company. First program for the period of one year commencing August 1, 2005 until July 31, 2006 was for a total approved budget of $154 thousand (NIS 648 thousand). Second program for total approved budget of $270 thousand (NIS 1,189 thousand) is for a period of one year commencing August 1, 2006 until July 31, 2007 and a third program for total approved budget of $276 thousand (NIS 1,195 thousand) is for a period of one year commencing August 1, 2007 until July 31, 2008. As of December 31, 2007 the Company received a total participation of $230 thousand from all three programs. The Company is not obligated to pay royalties due to the development costs financed by the OCS within the MAGNET program.

F.	The Company rents its facilities under lease agreements, which expire in 2014. The annual rental payment is approximately $69 thousand. As part of the agreement the Company has provided the leaser with a bank guarantee of approximately $48 thousand. The subsidiary rents its facilities under lease agreements, which expire in 2007. The annual rental payment is approximately $19 thousand

G.	The Company rents motor vehicles under lease agreements, which expire in 2008, 2009 and 2010. The annual rental payments are approximately $77 thousand.

H.	See Note 6B.

NOTE 9 - SHAREHOLDERS’ EQUITY

A.	General

On May 3, 2007 the Company signed on a recapitalization agreement with its existing shareholders in which the Company has decided to make the following changes in its share capital:

(1)	Authorized share capital was increased. As of December 31, 2007 total authorized shares of the Company totaled 35,100,000.

TEVET PROCESS CONTROL TECHNOLOGIES LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - SHAREHOLDERS’ EQUITY (Cont.)

A.	General (Cont.)

(2)	Reclassification and conversion of all preferred shares into ordinary shares, with no par value in the following ratio:

A preferred shares	1:80
B preferred shares	1:112
C preferred shares	1:150
C-1 preferred shares	1:1
C-2 preferred shares	1:1
D preferred shares	1:250

(3)	The Company decided on a reverse split of its share capital when 1000 ordinary shares with no par value will be represented by one ordinary share with no par value.

Ordinary shares and Series AA preferred shares confer to holders the right to receive notice to participate and vote in the general meetings of the Company and the right to receive dividends if declared. Ordinary shares and Series AA preferred shares are identical in most respects with some exceptions including for preferential rights granted to holders of preferred shares upon liquidation.

B.	Composition of share capital as of December 31, 2007 and 2006:

	December 31, 2007 Number of shares		December 31, 2006 Number of shares
	Registered	Issued and paid-up	Registered	Issued and paid-up
Ordinary Shares with no par value	28,000,000	12,621,981	—	—

Series AA Preferred with no par value	7,100,000	6,601,666	—	—

Ordinary Shares NIS 0.01 par value each	—	—	53,738,238	11,873,000

Series A Preferred Shares NIS 0.01 par value each	—	—	4,361,762	4,361,762

Series B Preferred Shares NIS 0.01 par value each	—	—	10,000,000	10,000,000

Series B1 Preferred Shares NIS 0.01 par value each	—	—	7,100,000	—

Series C Preferred Shares NIS 0.01 par value each	—	—	60,000,000	45,000,000

Series C1 Preferred Shares NIS 0.01 par value each	—	—	13,000,000	—

Series C2 Preferred Shares NIS 0.01 par value each	—	—	15,000,000	—

Series D Preferred Shares NIS 0.01 par value each	—	—	19,985,048	18,086,016

TEVET PROCESS CONTROL TECHNOLOGIES LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - SHAREHOLDERS’ EQUITY (Cont.)

C.	Issuance of share capital

1)	In August 1999, the Company signed an agreement with an investor, who is also providing the Company with supplementary financing, according to which 769 ordinary shares NIS 0.01 par value were transferred from Naiot to the investor in consideration for approximately $100 thousand. In addition, in February 2000, as a result of an investment agreement signed by the Company with other parties, the investor invested approximately $27 thousand in exchange for 111 ordinary shares NIS 0.01 par value, in order to maintain his shareholding percentage in the Company.

2)	In January and February 2000, the Company signed agreements with various investors in which the Company issued the investors 1,035 ordinary shares NIS 0.01 par value in consideration for approximately $250 thousand. In addition, in February 2000, as a result of the investment agreement with the various investors, an existing shareholder invested approximately $66 thousand in consideration for 274 ordinary shares NIS 0.01 par value, in order to maintain his shareholding percentage in the Company.

3)	In June 2000, the Company issued 985 Series A preferred shares NIS 0.01 par value as part of a rights offering to existing shareholders, in consideration for approximately $502 thousand.

4)	In June 2000, the Company issued 100 ordinary shares NIS 0.01 par value at their nominal value to an investment company as part of an agreement in which the investment company acted to recruit investors for the Company.

5)	In August 2000, the Company signed agreements with an investor in which the Company issued the investor 100 Series A preferred shares NIS 0.01 par value in consideration for approximately $51 thousand.

6)	In August 2000, the Company allotted bonus shares to existing shareholders in the Company at a ratio of 1:999. As part of the allocation, the Company issued 11,870,711 ordinary shares of NIS 0.01 par value and 1,083,915 Series A preferred shares of NIS 0.01 par value.

7)	In October 2000, the Company signed an agreements with various investors in which the Company issued the investors 2,926,285 Series A preferred shares NIS 0.01 par value in consideration for $600 thousand.

8)	In January 2001, the Company signed an agreement with an investor in which the Company issued the investor 350,477 Series A preferred shares NIS 0.01 par value in consideration for approximately $200 thousand.

9)	In April 2002, the Company signed an agreement with various investors in which the Company issued the investors 10,000,000 Series B preferred shares NIS 0.01 par value of the Company in consideration for approximately $3 million.

TEVET PROCESS CONTROL TECHNOLOGIES LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - SHAREHOLDERS’ EQUITY (Cont.)

C.	Issuance of share capital (Cont.)

10)	In June 2004, the Company signed an agreement with various investors in which the convertible loan in the amount of $820,000 with an additional investment of $3,680,000 was exercised to 45,000,000 Series C preferred shares NIS 0.01 par value.

11)	In September 2005, the Company signed an agreement with various investors in which the Company issued the investors 18,086,016 Series D preferred shares NIS 0.01 par value of the Company in consideration for $2 million.

As of December 31, 2007, all preferred shares were converted into ordinary shares. (See A above)

12)	In May 2007, the Company signed an agreement with various investors in which the Company issued the investors 6,601,666 Series AA preferred shares with no par value in consideration for $2.75 million.

D.	Warrants

1)	As of December 31, 2007, the Company granted its shareholders with warrants to purchase 15,000,000 Company’s C preferred shares NIS 0.01 par value at a price of $0.10 per share. The warrants can be exercised, in whole or in part, during the period beginning on the date of the grant and ending on the date which is immediately prior to: (a) the closing of the Company’s offer of its Ordinary Shares to the public which results in net proceeds to the Company of at least $20 million, or (b) the sale, lease, license or other transfer or other disposal of all or substantially all of the Company’s assets, the sale or other transfer of all or substantially all of the shares in the Company, or a merger or other transaction the result of which is that the holders of the Company’s voting securities immediately prior to such transaction hold less than 50% of the voting securities in the surviving corporation.

During the recapitalization of the Company’s shares in May 2007, the existing C warrants were cancelled. In line of the cancelled C warrants, warrant holders received warrants to purchase 1,507,519 (as set forth in the agreement) at an exercise price of $0.995012 per ordinary share with no per value. All other terms of the cancelled C warrant remain the same.

2)	See Note 6B.

3)	As part of the recapitalization agreement signed on May 3, 2007, the Company issued to each shareholder holding preferred A shares or preferred B shares prior to the conversion (see A above), warrants to purchase one ordinary share for every 10 series AA preferred shares, with no par value, purchased by such share holder at a purchase price of $0.995012 per ordinary share. The terms and conditions of the new warrants shall be the same as terms and conditions of the new C warrants. (See D(1) above)

TEVET PROCESS CONTROL TECHNOLOGIES LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - SHAREHOLDERS’ EQUITY (Cont.)

E.	Share options

1)	Share option plans to employees outstanding as of December 31, 2007:

As of December 31, 2007, the Company had total of 2,380,846 outstanding options to purchase ordinary shares, of the Company, with no par value. The options will vest over various periods not exceeding four years and will expire ten years from the date of grant. The exercise price will be between $0.05 and $0.51 per share.

As part of the outstanding options above, the Company granted an employee of the Company options to purchase 1,363,752 ordinary shares exercisable at no cost. 952,976 of the options will vest immediately as of the date of the grant, 25% of the remaining options will vest 12 months following the date of the grant and an additional 2.083% of the remaining options will vest monthly.

2)	Share option plans to consultants outstanding as of December 31, 2007:

As of December 31, 2007, the Company granted certain various consultants and members of the Board of Advisors options to purchase 1,370 ordinary shares, of the Company, NIS 0.01 par value, in exchange for services. Those options will vest over two years, and the exercise price will be between $0.01 and $0.57 per share.

NOTE 10 - RESEARCH AND DEVELOPMENT EXPENSES, NET

	(unaudited) Three Months ended March 31,	Year ended December 31,
	2008	2007	2006
	$	$	$
Salaries and related expenses	256,665	1,117,395	1,018,495
Patents and subcontractors	69,443	72,441	45,337
Car expenses	446	135,718	109,942
Depreciation and amortization	—	39,157	46,153
Rent and office maintenance	44,204	50,902	36,432
Travel expenses	4,786	38,537	47,954
Other	—	297,319	188,028

	375,524	1,751,469	1,492,341
Less - grants from the OCS	—	(366,011)	(453,056)

	375,524	1,385,458	1,039,285

TEVET PROCESS CONTROL TECHNOLOGIES LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - MARKETING EXPENSES

	(unaudited) Three Months ended March 31,	Year ended December 31,
	2008	2007	2006
	$	$	$
Salaries and related expenses	79,175	651,097	814,267
Exhibition	—	61,062	44,057
Travel expenses	5,159	126,561	157,693
Sales commissions	—	100,913	281,891
Rent and office maintenance	9,175	11,312	9,633
Car expenses	—	30,871	22,337
Depreciation and amortization	—	8,702	8,829
Other	24,858	39,502	57,285

	118,367	1,030,020	1,395,992

NOTE 12 - GENERAL AND ADMINISTRATIVE EXPENSES

	(unaudited) Three Months ended March 31,	Year ended December 31,
	2008	2007	2006
	$	$	$
Salaries and related expenses	144,011	516,539	503,301
Professional fees	10,050	58,840	53,771
Rent and office maintenance	11,438	65,644	38,181
Depreciation and amortization	—	30,558	13,824
Car expenses	5,079	22,195	21,731
Travel expenses	—	65,016	77,877
Other	18,486	141,481	58,427

	189,064	900,273	767,112

TEVET PROCESS CONTROL TECHNOLOGIES LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - INCOME TAXES

A.	The Law for the Encouragement of Capital Investments, 1959

In December 2001, the Company was granted “approved enterprise” status under the “alternative track”, in accordance with the Law for the Encouragement of Capital Investment - 1959 (“the Law”), for an investment program in the aggregate amount of $497 thousand.

As of December 31, 2007, the Company invested approximately $443 thousand.

The framework of the “alternative track” provides for a tax exemption on undistributed earnings derived from assets included in the approved enterprise investment program for a period of six years and a reduced tax rate of 25% during the following year. These tax benefits will be granted to the Company commencing with the first year in which it generates taxable income from the approved enterprise. This is contingent on the fact that a period of 12 years has not elapsed since the approved enterprise’s commencement of operations, as determined by the Investment Center, or 14 years from the year in which the approval certificate had been issued, whichever is earlier.

According to this Law, should the Company distribute a dividend out of the profits, which benefited from exemption as an approved enterprise, it would become subject to corporate taxes of 25% on the taxable income from which this dividend had been distributed.

A dividend paid out of such profits that are subject to withholding tax of 15%.

A dividend paid out of profits not benefiting from exemption is subject to a tax rate of 25% (or less, if the party receiving the dividend is resident in a country with which Israel has a tax treaty for the prevention of double taxation). A distribution to a company resident in Israel is exempt from tax.

According to the law for Amending the Income Tax Ordinance (No.147), 2005, the corporate tax rate is to be reduced gradually from 31% for the 2006 tax-year (2005 – 34%) until 25% for the 2010 tax-year.

Obtaining such benefits is contingent upon fulfilling the provisions of the Law as well as the approval certificate. Failure to adhere to the stipulated conditions may cause the cancellation of the benefits and - in certain circumstances - may call for the Company’s reimbursement of benefits already received, with interest and linkage differences.

B.	Inflation adjustment for tax purposes

The Company is subject to the Income Tax Law (Inflationary Adjustments), 1985, pursuant to which taxable income is measured on the basis of changes in the CPI.

On February 26, 2008 a new law for amending the Income Tax Law was passed in the Kneset -“Income Tax Ordinance (No. 20), 2008”. The new law ends the application of inflationary adjustments on taxable income starting 2008 tax year.

TEVET PROCESS CONTROL TECHNOLOGIES LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - INCOME TAXES (Cont.)

C.	Deferred taxes

Due to the uncertainty of realizing the benefit of the Company’s tax loss carry forwards, deferred income tax assets in respect of tax loss carry forwards and deductible temporary differences were not recorded in the financial statements.

D.	The Company and its subsidiary have not received tax assessments since incorporation.

NOTE 14 - RECONCILIATION TO U.S. GAAP

The consolidated financial statements of the Company have been prepared in accordance with Israeli GAAP. Had the consolidated financial statements been prepared in accordance with U.S. GAAP, the effects would have been as follows:

1.	Income statements

	Year ended December 31,
	2007	2006
	$	$
Net loss as presented	(2,483,627)	(1,542,528)
Stock-based compensation (1)	(223,327)	(1,696)
Amortization of additional Series D warrants fair value (2)	(7,135)	(7,057)

Total adjustments	(230,462)	(8,753)

Net loss as per U.S. GAAP	(2,714,089)	(1,551,281)

2.	Balance sheets

	December 31,
	2007	2006
	$	$
Current maturities of long term loan as presented	481,208	466,016
Additional short term prepaid finance expenses derived from Series D warrants granted (3)	(6,569)	(7,035)

Current maturities of long term loan as per U.S. GAAP	474,639	458,981

Long term loan, net of current maturities as presented	—	481,208
Additional long term prepaid finance expenses derived from Series D warrants granted (3)	—	(6,569)

Long term loan, net of current maturities as per U.S. GAAP	—	474,639

Additional paid-in capital as presented	13,804,675	10,900,383
Stock-based compensation for 2006 (1)	1,696	1,696
Valuation of Series D preferred stock warrants (2)	20,761	20,761
Stock-based compensation for 2007 (1)	223,327	—

Accumulated deficit as per U.S. GAAP	14,050,459	10,922,840

Accumulated deficit as presented	(12,937,531)	(10,453,904)
Total adjustments to net loss for 2006	(8,753)	(8,753)
Total adjustments to net loss for 2007	(230,462)	—

Accumulated deficit as per U.S. GAAP	(13,176,746)	(10,462,657)

(1)	Stock-based compensation expense is recognized under SFAS No. 123(R) “Share-Based Payment” and is related to the unvested employee stock options awards made to the Company’s employees and directors pursuant to the employee stock option plan.

(2)	Valuation of the 1,899,032 Series D preferred stock warrants issued by the Company to a Lender (see Note 6) were valued using a Black-Scholes valuation model for U.S. GAAP purposes. The Black-Scholes calculation provides a valuation of $20,761 higher than the valuation under Israeli GAAP and is amortized over the life of the loan using the effective interest method.

(3)	Adjustment represents the increase in the short term prepaid finance expenses to be recognized within one year from the increased valuation of the Series D preferred stock warrants referenced above.

NOTE 15 - SUBSEQUENT EVENTS

See Note 1B.

TEVET PROCESS CONTROL TECHNOLOGIES LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 - CONDENSED FINANCIAL DATA OF THE COMPANY IN NOMINAL NIS FOR TAX PURPOSES

A.	Balance sheets

	December 31,
	2007	2006
	NIS	NIS
ASSETS
CURRENT ASSETS
Cash and cash equivalents	2,218,806	4,038,686
Short term bank deposits	2,003,044	568,292
Related party	—	1,822,598
Other current assets	304,071	666,674
Inventories	1,891,438	1,689,242

Total current assets	6,417,359	8,785,492
INVESTMENT IN A SUBSIDIARY	1,415,729	950,639
FINISHED GOODS USED IN OPERATIONS	27,293	53,855
LONG-TERM DEPOSITS	55,288	81,681
PROPERTY AND EQUIPMENT, NET	1,151,009	1,240,385

	9,066,678	11,112,052

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Trade accounts payable	698,701	1,915,347
Related party	721,279	—
Current maturities on long-term loan	1,891,688	1,956,957
Other current liabilities	1,352,741	2,195,709

Total current liabilities	4,664,409	6,068,013
LONG-TERM LIABILITIES
Long term loan	—	2,022,088
Liability for severance pay, net	137,299	170,748

Total long term liabilities	137,299	2,192,836
SHAREHOLDERS’ EQUITY	4,264,970	2,851,203

	9,066,678	11,112,052

TEVET PROCESS CONTROL TECHNOLOGIES LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 - CONDENSED FINANCIAL DATA OF THE COMPANY IN NOMINAL NIS FOR TAX PURPOSES (Cont.)

B.	Statements of operations

	Year ended December 31,
	2007	2006
	NIS	NIS
Sales	3,138,394	5,192,818
Cost of sales	(3,914,245)	(5,278,294)

Gross loss	(775,851)	(85,476)
Operating costs and expenses:
Research and development expenses, net	5,752,499	4,518,645
Marketing expenses	1,626,358	1,219,020
General and administrative expenses	1,984,134	827,642

Total operating expenses	9,362,991	6,565,307

Operating loss before financing income (expenses), net	(10,138,842)	(6,650,783)
Financing income (expenses), net	525,165	(678,808)

Loss before Company’s share in net income of the Subsidiary	(9,613,677)	(7,329,591)
Company’s share in net income of the Subsidiary	178,707	236,131

Net loss	(9,434,970)	(7,093,460)

TEVET PROCESS CONTROL TECHNOLOGIES LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 - CONDENSED FINANCIAL DATA OF THE COMPANY IN NOMINAL NIS FOR TAX PURPOSES (Cont.)

C.	Statements of changes in shareholders’ equity

	Share capital	Additional paid in capital	Accumulated deficit	Total
	NIS	NIS	NIS	NIS
Balance - January 1, 2006	893,208	49,287,861	(40,688,972)	9,492,097
Warrants granted to third party	—	452,566	—	452,566
Net loss for the year	—	—	(7,093,460)	(7,093,460)

Balance - December 31, 2006	893,208	49,740,427	(47,782,432)	2,851,203
Conversion of share capital to non par value shares	(893,208)	893,208	—	—
Series AA preferred shares issuance in May 2007 (net of issuance expenses of NIS188,314)	—	10,848,737	—	10,848,737
Net loss for the year	—	—	(9,434,970)	(9,434,970)

Balance - December 31, 2007	—	61,482,372	(57,217,402)	4,264,970